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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this Registration Statement or amendment filed pursuant to Rule 462(b).

                                                             Arthur Andersen LLP

Stamford, Connecticut
October 19, 1995